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                                                                   EXHIBIT 10.15
                                                                   -------------

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement"), dated as of February 11, 2000, is entered into between PrivateBancorp, Inc., a Delaware corporation (the "Borrower"), and LaSalle Bank National Association, a national banking association with its main office located in Chicago, Illinois (the "Bank").

                                   RECITALS

     The Borrower desires to borrow from the Bank, and the Bank desires to loan to the Borrower, an aggregate principal sum of up to Eighteen Million Dollars ($18,000,000), all in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth herein and in the other documents and instruments entered into or delivered in connection with or relating to the loans contemplated by this Agreement (collectively, including this Agreement, the "Loan Documents").

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

                                   ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

     Section 1.1  Definitions.  In addition to those terms defined throughout
                  -----------
this Agreement, the following terms, when used herein, shall have the following meanings.

          (a) "Banking Subsidiary" means a Subsidiary of the Borrower that is a depository institution, as defined in the Federal Deposit Insurance Act, as amended, and shall include any Person that becomes a Subsidiary of the Borrower, that is a depository institution, at any time during the term of this Agreement.

          (b) "Borrowing" means the borrowing of all Loans from the Bank on a given date.

          (c) "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day on which the Bank is authorized or required by law or other government action to close, and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and
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which is also a day for trading by and between banks in the London interbank
Eurodollar market.

          (d)  "Credit Event" means the making of any Loan.

          (e) "Eurodollar Rate" means with respect to each Interest Period for a Eurodollar Rate Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of 1%) at which deposits in dollars are offered by the Eurodollar lending office of the Bank to other prime banks in the London interbank market at approximately 11:00 a.m. London time, on the date which is two Business Days prior to the commencement of such Interest Period, in an amount approximately equal to the aggregate principal amount of the Eurodollar Rate Loan to which such interest rate is to apply and for a period of time comparable to the Interest Period selected by the Borrower for such Eurodollar Rate Loan, as adjusted for maximum Federal Reserve Board reserve requirements.

          (f) "Eurodollar Rate Loan" means a Loan designated as such by the Borrower at the time of the incurrence thereof.

          (g) "Indebtedness" means any of the indebtedness described in this paragraph that is pari passu or senior in terms of repayment obligation to any of the Loans, which indebtedness shall include:

               (i) all items arising from the borrowing of money, which according to GAAP now in effect, would be included in determining total liabilities as shown on a balance sheet;

               (ii) all indebtedness secured by any lien on property owned by the respective debtor whether or not such indebtedness shall have been assumed;

               (iii) all guarantees and similar contingent liabilities in respect to indebtedness of others; and

               (iv) all other interest-bearing obligations evidencing indebtedness to others.

          (h) "Knowledge" or "to the knowledge of" or similar phrases means to the knowledge of Ralph B. Mandell or Donald A. Roubitchek in their capacities as President and Chief Executive Officer and as Chief Financial Officer, respectively.

          (i) "Permitted Banking Subsidiary Indebtedness" means obligations incurred by any Banking Subsidiary in the ordinary course of business in such circumstances as may be incidental or usual in carrying on the banking or trust or mortgage business of a bank, thrift, trust company, or mortgage company incurred in accordance with applicable laws and regulations and safe and sound practices, including obligations incurred in connection with: (i) any deposits with or funds collected by such Subsidiary; (ii) any bankers acceptance credit

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of such Subsidiary; (iii) any check, note, certificate of deposit, instrument, money or letter of credit issued by such Subsidiary; (iv) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange issued, accepted or endorsed by such Subsidiary; (v) any discount with, borrowing from, or other obligation to, any Federal Reserve Bank; (vi) any agreement made by such Subsidiary to purchase or repurchase securities, loans or Federal funds or any interest or participation in any thereof; (vii) any guarantee or similar obligation incurred by such Subsidiary in the ordinary course of its banking or trust business; (viii) any transaction in the nature of an extension of credit, whether in the form or a commitment or otherwise, undertaken by such Subsidiary for the account of a third party with the application of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party; (ix) any transaction in which such Subsidiary acts solely in the fiduciary or agency capacity; and (x) other short-term liabilities similar to those enumerated in clauses (i) and (vi) above, including United States Treasury tax and loan borrowings.

          (j) "Person" means any individual, bank, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or government agency or authority.

          (k) "Prime Base Rate" means the rate which the Bank announces from time to time as its corporate base rate of interest, the Prime Base Rate to change when and as such corporate base rate changes. The Prime Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Bank to a customer. The Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Base Rate.

          (l) "Prime Rate Loan" means any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          (m) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

          (n) "Type" means any type of Loan determined with respect to the interest option applicable thereto, i.e., a Prime Rate Loan or a Eurodollar Rate Loan.

     Section 1.2  Principles of Construction.  (a) In this Agreement, unless
                  --------------------------
otherwise stated or the context otherwise requires, the following uses apply:
(i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the

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relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Chicago, Illinois time; (vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) "dollars" or the symbol "$" means United States dollars; (ix) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; and (x) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions.

          (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as applied in the United States in conformity with those used in the preparation of the Borrower's financial statements referred to in this Agreement ("GAAP"), or applicable banking rules and regulations, as the case may be. All financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE 2
                           AMOUNT AND TERMS OF CREDIT

     Section 2.1  The Loans.  Subject to and upon the terms and conditions set
                  ---------
forth herein, the Bank agrees, at any time and from time to time prior to the close of business on the second anniversary of the date of this Agreement (the "Expiry Date"), to make loans (any such loan being referred to as a "Loan," and collectively referred to as the "Loans"), which Loans: (a) shall at the option of the Borrower be Prime Rate Loans or Eurodollar Rate Loans, provided that all Loans comprising the same Borrowing shall at all times be of the same Type; and
(b) may be prepaid and reborrowed in accordance with the provisions hereof; provided, however, that the aggregate principal amount of Loans outstanding from the Bank shall at no time exceed the principal amount of Eighteen Million Dollars ($18,000,000).

     Section 2.2  Notice of Borrowing; Fixed Eurodollar Rate. (a) Whenever the
                  ------------------------------------------
Borrower desires to make a Borrowing hereunder, it shall give the Bank at least two Business Days' prior notice of each Prime Rate Loan and at least three Business Days' prior notice of each Eurodollar Rate Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 noon on such day. Each such notice (each a "Notice of Borrowing") shall specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be maintained initially as Prime Rate Loans or Eurodollar Rate Loans, and if a Eurodollar Rate Loan, the initial Interest Period to be applicable thereto. Notwithstanding anything contained

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herein to the contrary, the principal amount of each Eurodollar Rate Loan shall be not less than Fifty Thousand Dollars ($50,000).

          (b) Notwithstanding anything contained herein to the contrary, from time to time during the term of this Agreement, the Borrower may request that the Bank establish a Eurodollar Rate which shall be effective for the initial borrowing of the amount of any Loan and for reborrowings up to the amount of such initial borrowing during a period of ninety (90) days after the date such Eurodollar Rate is provided to the Borrower (the "Fixed Eurodollar Rate"), provided, however, that any Fixed Eurodollar Rate provided by the Bank to the Borrower will only be effective for the Business Day on which it is given to the Borrower (provided that the Borrower then requests a Loan on such Business Day based upon such Fixed Eurodollar Rate) and for the succeeding eighty-nine (89) days, and the Borrower may only direct that a Loan shall be subject to such Fixed Eurodollar Rate by expressly selecting such Fixed Eurodollar Rate in the Notice of Borrowing related to such Loan. If the Borrower fails to specify the Type of Loan in a Notice of Borrowing, or if no express reference is made to a Fixed Eurodollar Rate that was provided to the Borrower with respect to such Notice of Borrowing, then the Loan shall be deemed to be a Prime Rate Loan and bear interest at the Prime Base Rate.

     Section 2.3  Disbursement of Funds.  No later than 12:00 noon on the date
                  ---------------------
specified in each Notice of Borrowing, the Bank will make available to the Borrower at its office the aggregate amount of the Borrowing.

     Section 2.4  Note.  The Borrower's obligation to pay the principal of, and
                  ----
interest on, all the Loans made by the Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith (the "Note"). The Note shall be: (a) payable to the order of the Bank; (b) dated the date of this Agreement; (c) in the stated principal amount of Eighteen Million Dollars ($18,000,000); (d) mature, with respect to each Loan evidenced thereby, on the Expiry Date; (e) bear interest as provided in the appropriate clause of Section 2.6 in respect of the Prime Rate Loans and Eurodollar Rate Loans, as the case may be; and (f) entitled to the benefits of this Agreement. The Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof.

     Section 2.5  Conversions.  The Borrower shall have the option to convert on
                  -----------
any Business Day all or a portion of the outstanding principal amount of the Loans made pursuant to one or more Borrowings of one or more Types of Loan into a Borrowing of another Type of Loan, provided that Eurodollar Rate Loans may be converted into Prime Rate Loans only on the last day of the Interest Period applicable to the Loans being converted. Each such conversion shall be effected by the Borrower by giving the Bank prior to 12:00 noon at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. Upon any such conversion, the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

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     Section 2.6  Interest.  (a) The Borrower agrees to pay interest in respect
                  --------
of the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity or repayment thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Prime Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity or repayment thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be the Eurodollar Rate for such Interest Period plus one hundred twenty (120) basis points.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each: (i) Prime Rate Loan shall bear interest at a rate per annum equal to two percent (2%) per annum in excess of the Prime Base Rate in effect from time to time (the "Prime Loan Default Rate"); and (ii) Eurodollar Rate Loan at a rate per annum equal to two percent (2%) per annum in excess of the interest rate otherwise applicable to such Eurodollar Rate Loan. Any other amount payable by the Borrower hereunder that is not paid to the Bank when due shall bear interest at the Prime Loan Default Rate.

          (d) Accrued (and theretofore unpaid) interest shall be payable: (i) in respect of each Prime Rate Loan and each Eurodollar Rate Loan, quarterly in arrears on the first day of each January, April, July and October, and the first such interest payment shall be due and payable on April 1, 2000; and (ii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     Section 2.7  Interest Periods.  Unless otherwise agreed by the Bank in
                  ----------------
writing, the interest period applicable to each Eurodollar Rate Loan requested by the Borrower (each an "Interest Period") shall, be a three month period, provided that: (a) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of Borrowing of such Loan; (b) if any Interest Period relating to a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (c) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business day; provided, however, that if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (d) no Interest Period shall extend beyond the Expiry Date. If upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, the Borrower has failed affirmatively to request that the Bank continue such Loan as a Eurodollar Rate Loan, the Borrower shall be deemed to have elected to convert such Loan into a Prime Rate Loan effective as of the expiration date of such current Interest

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Period. The Bank shall have no obligation to inform the Borrower of the potential for automatic conversion of any Eurodollar Rate Loan to a Prime Rate Loan.

     Section 2.8  Increased Costs. If any new or existing statute, treaty or
                  ---------------
regulation (including any regulation promulgated by the Board of Governors of the Federal Reserve System (the "FRS") or the Office of the Comptroller of the Currency), or any interpretation thereof by any governmental authority charged with the administration thereof, or any action by any central bank or other fiscal authority having jurisdiction over the Bank or any Loans, impose, modify or deem applicable any tax or any reserve and/or special deposit requirement against any assets held by, or deposits in or for the amount of any Loan by the Bank (or any branch or affiliate of the Bank involved in transactions under or contemplated by the Note), except for such matters which have resulted in a change in the Eurodollar Rate pursuant to the definition of Eurodollar Rate contained herein, or any similar measure shall result in a reduction in the amount of principal or interest receivable by the Bank with respect to any Loans or an increase in the cost to the Bank with respect to the amount of principal or interest receivable by the Bank with respect to any Loans or an increase in the cost to the Bank of funding any Eurodollar Rate Loan in the London interbank offer rate market (whether or not such Loan is actually so funded) or engaging in any other transaction material to the maintenance of any Eurodollar Rate Loans (such reduction in amounts receivable or increases in costs being hereinafter referred to as "Costs"), the Borrower shall fully indemnify the Bank for all such Costs and shall compensate the Bank as of the end of each Interest Period for which the Eurodollar Rate has been determined during which such measures were in effect for the Costs incurred during such period. All such Costs shall be determined by the Bank and a statement thereof shall be sent by the Bank to the Borrower when such Costs have been determined, and such determinations shall be conclusive and binding on the Borrower in the absence of manifest error, but the Bank shall, as promptly as practicable, notify the Borrower of the existence of any event which would (if interest were to be accrued based on the Eurodollar Rate) require reimbursement by the Borrower of Costs incurred by the Bank.

     Section 2.9  Expenses.  Whether or not any Loans are made, the Borrower
                  --------
shall: (a) pay all reasonable costs and expenses of the Bank incident to the transactions contemplated by this Agreement, including all reasonable costs and expenses, incurred in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents, or in connection with any modification, amendment, alteration or enforcement of any terms of the Loan Documents, including the Bank's out-of-pocket expenses and the charges of and disbursements to counsel retained by the Bank; and (b) pay and save the Bank and all other holders of any portion of the Note harmless against any and all liability with respect to amounts payable as a result of: (i) any taxes which may be determined to be payable in connection with the execution and delivery of, or any modification, amendment or alteration of, the terms or provisions of any of the Loan Documents; (ii) any interest or penalties resulting from nonpayment or delay in payment of such expenses, charges, disbursements, liabilities or taxes; and (iii) any income taxes in respect of any reimbursement by the Borrower for any of such violations, taxes, interests or penalties paid by the Bank. The obligations of the Borrower under this Section shall survive the repayment in full of the Note.

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     Section 2.10  Prepayments.  The Borrower shall have the right to prepay the
                   -----------
Loans, without premium or penalty in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Bank at least three Business Days' prior notice of its intent to prepay any Eurodollar Rate Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made; (b) each prepayment shall be in an aggregate principal amount of at least One Hundred Thousand Dollars ($100,000); and (c) prepayments of Eurodollar Rate Loans made pursuant to this Section may only be made on the last day of an Interest Period applicable thereto.

     Section 2.11  Method and Place of Payment.  All payments under this
                   ---------------------------
Agreement, the Note and the Pledge Agreement shall be made to the Bank not later than 12:00 noon on the date when due and shall be made in dollars in immediately available funds at the Bank's Chicago, Illinois, office identified in this Agreement. Whenever any payment to be made hereunder or under the Note or the Pledge Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     Section 2.12  Application of Payments.  All payments received by the Bank
                   -----------------------
from or on behalf of the Borrower shall first be applied to amounts due under
Section 2.9 (Expenses), second to accrued interest under the Note, and then to principal amounts outstanding under the Note; provided, however, that after the Expiry Date, or following and during any Default (as defined below), all payments received on account of the Borrower's obligations under this Agreement, the Note, the Pledge Agreement and the other Loan Documents shall be applied in whatever order, combination and amounts as the Bank, in its sole and absolute discretion, decides, to all costs, expenses and other indebtedness owing from the Borrower to the Bank.

     Section 2.13  Net Payments.  All payments made by the Borrower hereunder or
                   ------------
under the Note or the Pledge Agreement will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of the Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office of the Bank is located).

     Section 2.14  Collateral.  The Borrower's obligations under this Agreement,
                   ----------
the Note and any other Loan Documents (collectively, the "Borrower's Liabilities") shall be secured by the pledge of 100% of the outstanding capital stock of the Subsidiaries, including PrivateBank and Trust Company, an Illinois state bank with its main office located in Chicago, Illinois ("PrivateBank"), and, upon the completion of its formation, The PrivateBank, a federal savings bank with its main office to be located in St. Louis, Missouri ("PrivateBank St. Louis"), pursuant to the terms of a Pledge and Security Agreement dated as of the Closing

Date between the Borrower and the Bank (the "Pledge Agreement") in the form attached as Exhibit B.

                                   ARTICLE 3
                                   CONDITIONS

     Notwithstanding the earlier execution of this Agreement, the Bank's obligation to make any Loan shall be subject to the performance by the Borrower prior to any disbursement hereunder of all of its agreements to be performed under this Agreement and to the satisfaction of the following further conditions precedent:

     Section 3.1  Documents.  The Bank shall have received all of the following
                  ---------
documents, each duly executed and dated the date of this Agreement, in form and substance reasonably satisfactory to the Bank and its counsel:

          (a)  the Note;

          (b)  the Pledge Agreement;

          (c) a copy of the certificate of incorporation of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower;

          (d) a good standing certificate for the Borrower issued as of a recent date by the Secretary of State of the States of Illinois and Delaware;

          (e) copies of the bylaws of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower;

          (f) a copy of the charter of PrivateBank certified by the Commissioner of the Office of Banks and Real Estate of the State of Illinois (the "Commissioner");

          (g) a good standing certificate for PrivateBank issued as of a recent date by the Commissioner;

          (h) copies of the bylaws of PrivateBank certified by the Secretary or an Assistant Secretary of PrivateBank;

          (i) copies of resolutions of the board of directors of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower authorizing the execution, delivery and performance of this Agreement, the Note, the Pledge Agreement and the other Loan Documents;

          (j) copies certified by the Secretary or an Assistant Secretary of the Borrower of all documents evidencing any necessary corporate action, consents and approvals of any federal or state governmental department, commission, board, regulatory authority or agency including the FRS (and collectively with the foregoing, the "Governmental Agencies" or individually, a "Governmental Agency") with respect to this Agreement, the Note, the Pledge Agreement or any other Loan Document;

          (k) an incumbency certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement, the Note, the Pledge Agreement, any Notice of Borrowing or Notice of Conversion and any other Loan Documents (and the Bank may conclusively rely on such certificates until formally advised by a like certificate of any changes therein);

          (l) the original certificate(s) representing all of the securities constituting the Pledged Security (as defined in the Pledge Agreement) accompanied by corresponding irrevocable stock power(s) executed in blank;

          (m) a safekeeping agreement in the form of Exhibit C pursuant to which the Bank's agent will hold all of the Pledged Security in safekeeping, in the State of New York, for the benefit of the Bank;

          (n) the opinion of counsel for the Borrower, in customary form reasonably acceptable to the Bank; and

          (o) a certificate signed by the President or Chief Financial Officer of the Borrower certifying that the conditions specified in this Article have been satisfied.

     Section 3.2  Other Conditions of Borrowing.  Notwithstanding any other
                  -----------------------------
provision of this Agreement, the obligation of the Bank to make any Loan shall further be subject to satisfaction of the following conditions:

          (a) between the date of this Agreement and the date of any Loan, there shall not have occurred, in the Bank's reasonable discretion, a material adverse change in the financial condition or affairs of the Borrower and its Subsidiaries taken as a whole;

          (b) no Default, nor any other event that, with the giving of notice or lapse of time, or both, would constitute a Default, shall have occurred, and all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representation and warranties had been made on and as of the date of such Credit Event;

          (c) no litigation or governmental proceeding shall have been instituted or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of the respective directors, officers or shareholders of the Borrower or its Subsidiaries which, in the Bank's reasonable discretion, would have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries taken as a whole

          (d) all necessary or appropriate actions and proceedings shall have been taken in connection with, or relating to the transactions contemplated by this Agreement, and all of the Loan Documents shall have been completed and tendered for delivery, in substance and form reasonably satisfactory to the Bank; and

          (e) the Bank shall have received in substance and form reasonably satisfactory to the Bank, all certificates, affidavits, schedules, resolutions, opinions, notes, and/or other documents which are required by this Agreement, or which it may reasonably request, including a certificate signed by the President or Chief Financial Officer of the Borrower certifying that the conditions specified in paragraphs (a) - (d) of this Section have been satisfied.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement, and to make the Loans, the Borrower makes the following representations, warranties and agreements as of the date of this Agreement, which shall survive the execution and delivery of this Agreement, the Note and the Pledge Agreement and the making of such Loans:

     Section 4.1  Organization.  Each of the Borrower and its Subsidiaries:  (a)
                  ------------
is a duly organized and validly existing corporation or bank in good standing under the laws of the jurisdiction of its incorporation or formation; (b) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted; and
(c) is duly qualified as a foreign bank or corporation and in good standing in all states in which it is doing business, except where it is not required to qualify or where the failure to so qualify would not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. The Borrower has made payment of all franchise and similar taxes in the State of Delaware, and in all of the jurisdictions in which it is qualified to do business, and so far as such taxes are due and payable at the date of this Agreement. The Borrower does not have any Subsidiaries other than those set forth in Schedule 4.1.

     Section 4.2  Stock of Subsidiaries.  All of the capital stock of each of
                  ---------------------
the Borrower's Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable. The Borrower owns all of the issued and outstanding capital stock of each of its Subsidiaries free and clear of any claim, lien or other encumbrance, except for the security interests disclosed on the Borrower's audited financial statements for its most recently ended fiscal year. Upon the completion of the proposed acquisition of 100% of the capital stock of Johnson Bank Illinois, an Illinois state bank with its main office located in Lake Forest, Illinois ("Johnson Bank"), Johnson Bank, will be merged with and into PrivateBank, PrivateBank will be the resulting bank from such merger and the Borrower will continue to own 100% of the stock of PrivateBank.

     Section 4.3  Use of Proceeds.
                  ---------------

          (a) The proceeds of the Loans shall be used by the Borrower for the purpose of acquiring 100% of the capital stock of Johnson Bank, to capitalize PrivateBank St. Louis and for working capital and other general corporate purposes.

          (b) The Borrower does not own any "margin security" as such term is defined in Regulation G of the FRB. The Borrower will not use any part of the proceeds of the Loans: (i) directly or indirectly to purchase or carry any security or reduce or retire any indebtedness originally incurred to purchase any such security within the meaning of Regulation G of the Board; or (ii) so as to involve the Borrower in a violation of Regulation T, U or X of the FRB.

     Section 4.4  Financial Statements.  The Borrower has delivered to the Bank
                  --------------------
copies of its consolidated financial statements as of and for the year ending December 31, 1998, and as of and for the nine months ending September 30, 1999, audited in the case of the Borrower's year end financial statements by the Borrower's certified public accountants (the "Financial Statements"). The Financial Statements are true and correct in all material respects, are in accordance with the respective books of account and records of the Borrower and have been prepared in accordance with GAAP, or applicable banking rules and regulations, as the case may be, applied on a basis consistent with prior periods, and fairly and accurately present the consolidated financial condition of the Borrower and its Subsidiaries and its and their respective assets and liabilities and results of operations as of such date. Since December 31, 1998, there has been no material adverse change in the financial condition, or operations of the Borrower and its Subsidiaries taken as a whole. The Financial Statements contain and reflect provisions for taxes, reserves and other liabilities of the Borrower and each of its Subsidiaries in accordance with GAAP or applicable banking rules and regulations, as the case may be.

     Section 4.5  Title to Properties.
                  -------------------

          (a) The Borrower and its Subsidiaries have good and marketable fee title to all real property, and good and marketable title to all other property and assets reflected in the latest balance sheet included as part of the Financial Statements or purported to have been acquired by the Borrower or its Subsidiaries subsequent to such date, except property and assets sold or otherwise disposed of subsequent to the date of such balance sheet in the ordinary course of business. Except as disclosed in the Financial Statements, all material property and assets of any kind (real or personal, tangible or intangible) of the Borrower and each of its Subsidiaries are free from any material liens, encumbrances or defects in title.

          (b) Except as disclosed in the Financial Statements, none of the assets or property the value of which is reflected in the latest balance sheet that is included as part of the Financial Statements is held by the Borrower or any of its Subsidiaries as lessee under any lease, or as conditional vendee under any conditional sales contract or other title retention agreement. The Borrower and each of its Subsidiaries enjoy peaceful and undisturbed possession under all of the material leases under which they are operating, all of which permit the customary operations of the Borrower and each of its Subsidiaries. None of such leases is in material default and no event has occurred which with the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

     Section 4.6  Legal and Authorized.  The borrowing of the principal amounts
                  --------------------
of the Loans, the execution and performance of this Agreement, the Note, the Pledge Agreement and the other Loan Documents and compliance by the Borrower with all of the provisions of this Agreement and of the other Loan Documents are within the corporate powers of the Borrower. Each of this Agreement, the Note, the Pledge Agreement and the other Loan Documents has been duly authorized, executed and delivered and is the legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

     Section 4.7  No Defaults or Restrictions.  Neither the execution, delivery
                  ---------------------------
or performance by the Borrower of any of the Loan Documents, nor compliance by it with the terms and provisions hereof or thereof: (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject; or (c) will violate any provision of the certificate of incorporation or bylaws of the Borrower or the organizational documents, charter or bylaws of any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is in material default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of any kind or pursuant to which any such indebtedness is issued, or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, which would have a material adverse effect on the financial condition and operations of the Borrower and its Subsidiaries taken as a whole.

     Section 4.8  Governmental Consent.  No order, consent, approval, license,
                  --------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date of this Agreement), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with: (a) the execution, delivery and performance by the Borrower of this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents; or (b) the legality, validity, binding effect or enforceability of any of the Loan Documents.

     Section 4.9  Taxes.  Each of the Borrower and its Subsidiaries has filed
                  -----
and will continue to file all tax returns required to be filed by it and has paid and will pay all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. The Borrower has no knowledge of any audit, assessment or other proposed action or inquiry of the Internal Revenue Service or any other taxing authority with respect to any tax liability of the Borrower or any of its Subsidiaries.

     Section 4.10  Compliance with Law.  Each of the Borrower and its
                   -------------------
Subsidiaries is and will continue to be in material compliance with all applicable statutes, regulations and orders of, and all applicable material restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not, in the aggregate, have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     Section 4.11  Employee Benefit Plans.  All employee benefit plans, as
                   ----------------------
defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), established or maintained by the Borrower or any of its Subsidiaries or to which any of them contributes, are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect) of the Internal Revenue Code of 1986, as amended (the "Code"), for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a material adverse effect on the financial condition, assets or business of the Borrower and its Subsidiaries taken as a whole. No such employee benefit plan has, or at the time of any Loan will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which the Borrower or any of its Subsidiaries would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the date hereof or as of the date of such Loan, which amounts would be material to the Borrower or any of its Subsidiaries. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to the Borrower or any of its Subsidiaries under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if the Borrower or any of its Subsidiaries withdrew from any such plan as of the date hereof or as of the date of any Loan.

     Section 4.12  No Material Adverse Change.  Since December 31, 1998, none of
                   --------------------------
the business, operations, properties or assets of the Borrower and its Subsidiaries taken as a whole has been materially and adversely affected in any way as the result of any act or event, including fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, combination of workers or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo, or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof.

     Section 4.13  Regulatory Enforcement Actions.  Neither the Borrower nor any
                   ------------------------------
of its Subsidiaries, nor any of the officers or directors or any of them, is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are any such restrictions to the knowledge of the Borrower threatened or agreements, memoranda or commitments being sought by any Governmental Agency.

     Section 4.14  Hazardous Materials.  Neither the Borrower nor any of its
                   -------------------
Subsidiaries is in material violation of any applicable statute, regulation, ordinance or policy of any governmental entity relating to the ecology, human health, safety or the environment and no Hazardous Material (as defined below) is located on any real property owned or leased by the Borrower or any of its Subsidiaries or has been discharged from or to, or penetrated into, any real property (or surface or subsurface rivers or streams crossing or adjoining any real property) owned or leased by the Borrower or any of its Subsidiaries or the aquifer underlying any real property owned or leased by the Borrower or any of its Subsidiaries. "Hazardous Material" as used herein means any asbestos, polychlorinated byphenyls and petroleum products, solid wastes, urea formaldehyde, discharges of sewer or effluent, paint containing lead and any other hazardous or toxic material, substance or waste which is defined, determined or identified by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation or by any local, state or federal authority (whether as the result of any judicial or administrative interpretation of any such statute, law, ordinance, rule or regulation or otherwise) including any material, substance or waste which is a hazardous substance within the meaning of 33 U.S.C. (S)1251 et seq., as amended, or 42 U.S.C. (S)9601 et seq., as amended, or is a hazardous waste within the meaning of 42 U.S.C. (S)6901 et seq., as amended.

     Section 4.15  Pending Litigation.  There are no actions, suits, proceedings
                   ------------------
or written agreements pending, or, to the best knowledge of the Borrower, threatened or proposed, against the Borrower or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign that if adversely determined would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole; and none of the Borrower nor any of its Subsidiaries is in default with respect to any material order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign.

     Section 4.16  Investment Company Act.  None of the Borrower or any of its
                   ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.17  Year 2000.  The Borrower has reviewed the areas within its
                   ---------
own businesses and operations and those of its Subsidiaries which could be adversely affected by, and has developed a program in each case to address on a timely basis, the "Year 2000 Problem" (i.e., the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and has made related appropriate inquiries of material suppliers and vendors to it. Based on such review and program, the Borrower believes that the Year 2000 Problem will not have a material adverse effect on the Borrower or any of its Subsidiaries or any of its or their operations. From time to time, at the request of the Bank, the Borrower will provide to the Bank such updated information or documentation as is reasonably requested regarding the status of the Borrower's efforts to address the Year 2000 Problem.

     Section 4.18  No Misstatement of Material Fact.  No information, exhibit,
                   --------------------------------
report or document furnished by the Borrower to the Bank in connection with the negotiation or execution of this Agreement or any of the other Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading, all as of the date when furnished to the Bank.

     Section 4.19  Survival of Representations and Warranties.  The foregoing
                   ------------------------------------------
representations and warranties in this Article shall survive the making of this Agreement, and execution and delivery of the Note and the Pledge Agreement, and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to the Bank, including the obligation to pay in full all principal, interest and other amounts in accordance with the terms of this Agreement, the Note and the Pledge Agreement.

                                   ARTICLE 5
                                   COVENANTS

     Section 5.1  Negative Covenants.  The Borrower agrees that until it
                  ------------------
satisfies all of its obligations to the Bank, including its obligations to pay in full all principal, interest and other amounts due in accordance with the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents, it shall not take any of the following actions, nor permit any of its Subsidiaries to take any of the following actions, without the prior written consent of the Bank, which consent shall not be unreasonably withheld:

          (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any Indebtedness other than that represented by this Agreement and the Note, and that certain subordinated note in the principal amount of $5,000,000 to be issued to Johnson International, Inc., Racine, Wisconsin, in connection with the acquisition by the Borrower of Johnson Bank, provided, however, that the foregoing shall not restrict nor operate to prevent:

               (i) the obligations of the Borrower owing to the Bank and other indebtedness and obligations of the Borrower or any of its Subsidiaries from time to time owing to the Bank;

               (ii)  Permitted Banking Subsidiary Indebtedness;

               (iii) any indebtedness of the Borrower solely to any of its Subsidiaries, any indebtedness of any of the Borrower's Subsidiaries solely to the Borrower and any indebtedness of any of the Borrower's Subsidiaries solely to each other;

               (iv) contingent obligations incurred with respect to the endorsement of instruments for deposit or collection in the ordinary course of business;

               (v) purchase money indebtedness and capitalized lease obligations secured by liens permitted by herein in an aggregate amount not to exceed $2,000,000 at any one time outstanding;

               (vi) indebtedness repaid and permanently retired out of the initial Loan made hereunder; and

               (vii) indebtedness not otherwise permitted under this Section in an aggregate amount not to exceed $2,000,000 at any one time outstanding.

          (b) directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on any of its assets, excepting only liens existing on the date hereof as shown on the Financial Statements, provided, however, that the foregoing shall not restrict nor operate to prevent:

               (i) liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party or other cash deposits in any such foregoing case that is required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

               (ii) mechanics', workmen's, materialmen's, landlords', carriers', or other similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

               (iii) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding;

               (iv) liens, charges and encumbrances incidental to the conduct of the business of the Banking Subsidiaries incurred in the ordinary course of business and not in connection with the borrowing of money, and liens securing Permitted Banking Subsidiary Indebtedness in the ordinary course of business;

               (v) liens on property of the Borrower or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 5.1(a)(v) hereof, representing or incurred to finance, refinance or refund the purchase price of property, provided that no such lien shall extend to or cover other property of the Borrower or such Subsidiary other than the respective property so acquired, and the principal amount of indebtedness secured by any such lien shall at no time exceed the original purchase price of such property;

               (vi) liens to secure public funds or other pledges of funds required by law to secure deposits;

               (vii) repurchase agreements, reverse repurchase agreements and other similar transactions entered into by any Banking Subsidiary in the ordinary course of its banking or trust business; and

               (viii) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

          (c) engage in any business or activity not permitted by all applicable laws and regulations;

          (d) except for the merger of Johnson Bank with and into PrivateBank where PrivateBank is the resulting bank, merge into or consolidate with or into any other person, firm or corporation, provided, however, any such merger or consolidation shall be permitted so long as the applicable Subsidiary is the surviving entity and such merger or consolidation would not have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries taken as a whole;

          (e) make any loans or advances whether secured or unsecured to any Person other than loans or advances made in the ordinary course of its business and in accordance with applicable laws and regulations and safe and sound business practices;

          (f) acquire the capital stock, assets or obligations of or any interest in another corporation, partnership, trust, limited liability company or any other entity, except for the acquisition of 100% of the capital stock of PrivateBank St. Louis and except where such acquisition would not have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries taken as a whole;

          (g) redeem any of its capital stock or otherwise change its capital structure where the same would result in a material adverse effect on the Borrower and its Subsidiaries taken as a whole;

          (h) engage in any unsafe or unsound business practice that would reasonably be expected to have a material adverse effect upon the Borrower and its Subsidiaries taken as a whole;

          (i) breach or fail to perform or observe any of the material terms and conditions of this Agreement, the Note, the Pledge Agreement or any other document or agreement entered into or delivered in connection with, or relating to, the Loans; or

          (j) commit any material violation of any law or regulation, or any condition imposed by or undertaking provided to any Government Agency which would result in a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

     Section 5.2  Affirmative Covenants.  The Borrower agrees that until it
                  ---------------------
satisfies all of its obligations to the Bank, including its obligations to pay in full all principal, interest and other amounts due in accordance with the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents, it shall:

          (a)  furnish and deliver to the Bank:

               (i) as soon as practicable, and in no event later than forty-five (45) days after the end of each of the first three calendar quarterly periods of the Borrower a copy of: (A) the Borrower's balance sheet at the end of such quarter, and the Borrower's income statement and statements of changes in financial position and cash flow for the three months then ended, with all supporting schedules, prepared on a consolidated basis in accordance with GAAP consistently applied and signed by the Chief Financial Officer of the Borrower; and (B) all financial statements, including all Call Reports, filed by any of the Banking Subsidiaries;

               (ii)   as soon as practicable, and in no event later than ninety
(90) days after the end of each calendar year, a copy of: (A) the Borrower's consolidated balance sheet as of the end of such year and the Borrower's consolidated income, changes in financial position and cash flow statements for the year then ended audited by independent certified public accountants satisfactory to the Bank and accompanied by an unqualified opinion; and (B) all financial statements and reports, including Call Reports and annual reports, filed annually by any of the Banking Subsidiaries with any state or federal bank regulatory authority;

               (iii) immediately after receiving knowledge thereof, notice of all charges, assessments, actions, suits and proceeding that are proposed or initiated by, or brought before, any court or governmental department, commission, board or other administrative agency, in connection with the Borrower or any of its Subsidiaries, other than ordinary course of business litigation not involving the FRS, the Federal Deposit Insurance Corporation or any other Government Agency, which, if adversely decided, would not have a material effect on the financial condition or operations of the Borrower and its Subsidiaries taken as a whole; and

               (iv) promptly after the occurrence thereof, notice of any other matter which has resulted in a materially adverse change in the financial condition or operations of the Borrower and its Subsidiaries taken as a whole;

          (b) within forty-five (45) days after the end of each calendar quarter, deliver to the Bank a certificate signed by the Chief Financial Officer of the Borrower, containing a computation of the then current financial ratios specified in Article 6 of this Agreement, and stating that to his knowledge no Default or unmatured Default has occurred or is continuing, or, if there is any such event, describing such event, the steps, if any, that are being taken to cure it, and the time within which such cure will occur;

          (c) promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrower or any of its Subsidiaries, upon the income, profits, or property of the Borrower or any of its Subsidiaries, and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Borrower or any of its Subsidiaries, provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge or claim, so long as the validity thereof is being contested in good faith by appropriate proceedings, and reserves therefor are maintained on the books of the Borrower or any of its Subsidiaries, as the case may be;

          (d) maintain its own corporate existence and good standing and that of each of its Subsidiaries in all jurisdictions in which it or they are doing business, except where the failure to so qualify would not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole;

          (e) maintain bonds and insurance for its and each of its Subsidiaries with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties in the same general area in which the Borrower operates;

          (f) file or cause to be filed in a timely manner all filings of it and each of its Subsidiaries with all Governmental Agencies and cause such filings to be true and correct in all material respects;

          (g) maintain or cause to be maintained its books, accounts and records and those of each of its Subsidiaries in the usual, regular and ordinary manner, on a basis consistent with prior years and in material compliance with any legal requirements;

          (h) comply and cause each of its Subsidiaries to comply with each federal, state, local, municipal, foreign, international or other administrative order, law, ordinance, principle of common law, regulation or statute applicable to it or to the conduct or operation of its respective business or the ownership or use of any of its respective assets where the failure to be in such full compliance would reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole;

          (i) and shall cause each Subsidiary to, permit the Bank and its duly authorized representatives and agents to visit and inspect the corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Bank the finances and affairs of the Borrower and of each of its Subsidiaries) at such reasonable times and reasonable intervals as the Bank may designate; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to make available to the Bank any customer lists or other proprietary information unless such information is required by the Bank to determine the financial condition of the Borrower or any of its Subsidiaries or to determine the ability of either to meet its obligations hereunder; and

          (j) provide promptly to the Bank other information concerning the business, operations, financial condition and regulatory status of the Borrower and its Subsidiaries as the Bank may from time to time reasonably request.

     Section 5.3  Additional Actions.  Promptly upon its issuance, the Borrower
                  ------------------
agrees to deliver to the Bank pursuant to this Agreement and the Pledge Agreement stock certificates representing 100% of the outstanding capital stock of PrivateBank St. Louis.

                                   ARTICLE 6
                                    DEFAULT

     Section 6.1  Events of Default.  The happening or occurrence of any of the
                  -----------------
following events or acts shall each constitute a Default hereunder, and any such Default shall also constitute a Default under the Note (or any replacement or substitute note therefor) and the Pledge Agreement and any other Loan Document, without right to notice or time to cure in favor of the Borrower except as indicated below:

          (a) if the Borrower fails to make any payment of principal or interest on any Loan or any other payment required under the terms of the Loan Documents when due and such payment remains unpaid for ten (10) days after the due date thereof;

          (b) if the Borrower shall fail to perform or observe any material covenants or obligations under this Agreement, other than those set forth in the immediately preceding subsection, and including all material affirmative and negative covenants set forth in this Agreement, or under any of the other Loan Documents, and the same remains uncured for thirty (30) days after any executive officer of the Borrower has knowledge of such failure;

          (c) if any material representation or warranty made in any of the Loan Documents shall be false when made or, for whatever reason, becomes materially false or inaccurate at any time during the term of this Agreement, including at the time of any Loan;

          (d) if at any time any of the Loan Documents becomes void or unenforceable in whole or in part;

          (e) if the Borrower fails to perform or observe any material covenant or agreement contained in any other agreement between the Borrower and the Bank, or if any material condition contained in any agreement between the Borrower and the Bank is not fulfilled and such failure remains uncured for thirty (30) days after any executive officer of the Borrower has knowledge of such failure;

          (f) if prior to the Expiry Date, there is a change in the ownership or control (by merger, purchase, consolidation or otherwise) of more than 20% of the issued and outstanding voting stock of the Borrower or any of its Subsidiaries and such change in ownership or control would be required under applicable law to be the subject of any filing with any Government Agency;

          (g) if at any time any of the Banking Subsidiaries is not deemed to be "well capitalized" (in accordance with the regulations of the FDIC);

          (h) if the Pledged Security, as defined in the Pledge Agreement, is attached, seized, subjected to a writ of distress warrant, or is levied upon or becomes subject to any lien or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;

          (i) if the ratio of any Banking Subsidiary's nonperforming assets to its total stockholders' equity and reserves is at any time more than twenty-five percent (25%) (for purposes of this paragraph, "nonperforming assets" shall include, but not be limited to, the sum of all non-accrual loans and loans on which any payment is ninety (90) days or more past due);

          (j) if the aggregate annual net income of the Banking Subsidiaries, determined in accordance with GAAP, for their most recently ended fiscal year, shall be less than $2.0 million;

          (k) if the FRS, the FDIC, the Commissioner or other Governmental Agency charged with the regulation of the Borrower or any of its Subsidiaries:

               (i) issues to the Borrower or any of its Subsidiaries, or initiates any action, suit or proceeding to obtain against, impose on or require from the Borrower or any of its Subsidiaries, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter materially impair the payment of dividends by any Subsidiary, the effect of which materially and adversely affects the ability to repay the Loan, or the payments of any debt by the Borrower, restrictions that make the payment of dividends by any Subsidiary, the effect of which materially and adversely affects the ability to repay the Loan, or the payment of debt by the Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the Federal Deposit Insurance Act, as amended, or any similar enforcement action, measure or proceeding; or

               (ii) issues to any officer or director of the Borrower or any of its Subsidiaries, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order or the assessment of civil monetary penalties the effect of which would materially and adversely affect the ability to prepay the Loan;

          (l) if any Banking Subsidiary is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for any Banking Subsidiary;

          (m) if the Borrower or any of its Subsidiaries becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business, or if a trustee of any substantial part of the assets of the Borrower or any of its Subsidiaries is applied for or appointed, and if appointed in a proceeding brought against the Borrower or any of its Subsidiaries, the Borrower or any of its Subsidiaries, respectively, by any action or failure to act indicates its approval of, consent to or acquiescence in such appointment, or within thirty (30) days such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

          (n) if any proceedings involving the Borrower or any of its Subsidiaries are commenced by or against the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and if such proceedings are instituted against the Borrower or any of its Subsidiaries, the Borrower or any of its Subsidiaries, respectively, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within thirty (30) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

          (o) if the Borrower or any of its Subsidiaries defaults or continues to be in default in any payment of principal or interest for any other obligation, or in the performance of any other term, condition or covenant contained in any agreement (including an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created which results in a material adverse effect on the operations of the Borrower and its Subsidiaries taken as a whole.

     Section 6.2  Remedies of the Bank.  Upon the occurrence of a Default, the
                  --------------------
Bank shall have all rights and remedies provided by applicable law and, without limiting the generality of the foregoing, may, at its option, declare its commitments under the Loan Documents to be terminated and the Note shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Note or the Pledge Agreement to the contrary notwithstanding, and may, also without limitation, appropriate and apply toward the payment of any amounts due under this Agreement or the Note or the Pledge Agreement any indebtedness of the Bank to the Borrower however created or arising, and may also, without limitation, exercise any and all rights in and to the Pledged Security and any other collateral held by the Bank. There shall be no obligation to liquidate any such collateral in any order or with any priority or to exercise any remedy available to the Bank in any order.

                                   ARTICLE 7
                                 MISCELLANEOUS

     Section 7.1  Waiver by the Bank.  No failure or delay on the part of the
                  ------------------
Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Time is of the essence in the performance of the covenants, agreements and obligations of the Borrower and the Bank.

     Section 7.2  Entire Agreement; Modification of the Agreement.  This
                  -----------------------------------------------
Agreement and the other Loan Documents constitute the entire agreement between the parties and supersedes all prior agreements between the Bank and the Borrower with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision in this Agreement, the Note or the Pledge Agreement, or consent to any departure by the Borrower therefrom, shall be effective except for the specific purpose for which given and only then if in writing and signed by the party intending to be bound. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 7.3  Notices.  All notices, requests, demands and other
                  -------
communications provided for hereunder shall be: (a) in writing; (b) made in one of the following manners; and

(c) deemed given (i) if and when personally delivered, (ii) on the next business day if sent by nationally recognized overnight courier addressed to the appropriate party as set forth below or (iii) on the fifth business day after being deposited in United States certified or registered mail, and addressed as follows:

          (x)  If to the Borrower:

               PrivateBancorp, Inc.
               10 N. Dearborn
               Chicago, Illinois  60602
               Attention:  Mr. Ralph B. Mandell

          (y)  If to the Bank:

               LaSalle Bank National Association
               135 South LaSalle Street
               Chicago, Illinois 60603
               Attention:  Mr. John C. Giuffre, First Vice President

or, as to each party, at such other address as shall be designated by such party in a notice to each other party complying as to delivery with the terms of this subsection.

     Section 7.4  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and by different parties hereto in separate counterparts, each of which when so constitute but one and the same instrument.

     Section 7.5  Successors and Assigns.  This Agreement shall become effective
                  ----------------------
when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, provided, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank, which consent may be given or denied in the Bank's sole and absolute discretion.

     Section 7.6  Jurisdiction; Service of Process; Waiver.  THIS AGREEMENT AND
                  ----------------------------------------
THE OTHER LOAN DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOANS PROVIDED FOR HEREIN ARE TO BE FUNDED AND REPAID AT, AND THIS AGREEMENT IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (a) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (b) WHERE ANY OTHER AGREEMENT IS EXECUTED OR DELIVERED; (c) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH AGREEMENT IS MADE OR REQUIRED

TO BE MADE; (d) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH AGREEMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (e) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (f) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (g) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (h) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER RECOGNIZES THAT THE BANK'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS, AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE BORROWER IRREVOCABLY: (i) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE LOANS OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK'S OPTION; (ii) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (iii) WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (iv) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE BORROWER WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 7.7  Severability.  Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

     Section 7.8  Survival of Representations and Warranties.  All covenants,
                  ------------------------------------------
agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by or knowledge on the part of the Bank, be deemed material and relied on by the Bank and shall survive the making of this Agreement, and execution and delivery of the Note and the Pledge Agreement and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to the Bank, including the obligation to pay in full all principal, interest and other amounts due in accordance with the terms of this Agreement, the Note and the Pledge Agreement.

     Section 7.9   Extensions and Renewals.  This Agreement shall govern the
                   -----------------------
terms of any extensions or renewals to the Note, subject to any additional terms and conditions imposed by the Bank in connection with any such extension or renewal.

     Section 7.10  Interest Rate Regulation.  The Borrower hereby represents
                   ------------------------
that the indebtedness evidenced hereby constitutes a loan made by the Bank to enable the Borrower to carry on a commercial enterprise for the purpose of investment or profit; and that such loan is a loan for business purposes under the intent and purview of Ill. Rev. Stat. Ch. 17, Section 6404(c).

     Section 7.11  Participations; Assignments.  The Bank reserves the right to
                   ---------------------------
sell participations in the Loans. With the Borrower's prior consent, which consent shall not be unreasonably withheld, the Bank may also otherwise assign, transfer or hypothecate all or any part of the Loans along with the corresponding rights in the Loan Documents. The Bank is authorized by the Borrower to disclose information publicly available about it and its Subsidiaries to prospective participants and assignees.

     Section 6.13  Additional Actions.  The Borrower agrees to do such further
                   ------------------
acts and things and to execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or deem advisable to carry into effect the purposes of this Agreement, the Note, the Pledge Agreement or any other agreement or instrument in connection herewith.



                     [THIS SPACE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PRIVATEBANCORP, INC.                       LASALLE BANK NATIONAL ASSOCIATION


By:    /s/ Donald A. Roubitchek            By:   /s/ John Giuffre
   -----------------------------              ------------------------------
     Name:   Donald A. Roubitchek             Name:    John Giuffre
            ------------------------               ---------------------------
     Title:  Chief Financial Officer          Title:   First Vice President
            ------------------------               ---------------------------

                                  SCHEDULE 4.1
                          SUBSIDIARIES OF THE BORROWER

                                   EXHIBIT A

                                 REVOLVING NOTE


$18,000,000.00                                                 Chicago, Illinois

                                                             _____________, 2000

     FOR VALUE RECEIVED, the undersigned, PrivateBancorp, Inc., a Delaware corporation with its principal place of business located at 10 N. Dearborn, Chicago, Illinois 60602 (the "Borrower"), hereby promises to pay to the order of LaSalle Bank National Association, a national banking association with its main office located in Chicago, Illinois (the "Bank"), the principal sum of Eighteen Million United States Dollars (US$18,000,000.00), or whatever lesser amount of principal remains unpaid and owing from time to time under the terms of this Revolving Note.

     This Revolving Note is referred to in, and was executed and delivered pursuant to, that certain Loan Agreement of even date herewith between the Borrower and the Bank (as amended, restated, supplemented or modified from time to time, the "Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is to be repaid and for a statement of remedies upon the occurrence of a "Default" as defined therein. The Agreement is incorporated herein by reference in its entirety. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Agreement shall be used in this Revolving Note as defined in the Agreement.

     The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Revolving Note, the amount shown on the Bank's books and records with respect to the Borrower shall be prima facie evidence of the unpaid principal balance of this Revolving Note.

     The unpaid principal balance plus all accrued but unpaid interest hereunder shall be due and payable on the second anniversary of the date of this Revolving Note, or such earlier date on which such amount shall become due and payable on account of acceleration by the Bank.

     The Borrower shall make all payments of principal due under the terms of this Revolving Note at the times, in the manner and in the amounts provided in the Agreement. The Borrower promises to pay to the Bank interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates and payable at the times provided in the Agreement. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

     Upon the occurrence of any Default, the interest rate as provided in
Section 2.6 of the Agreement shall apply. Interest due hereunder may, at the Bank's option and subject to the terms of the Agreement, be charged to any account maintained by the Borrower with the Bank.

     It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Agreement or this Revolving Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under the Agreement or this Revolving Note or otherwise in connection with the Agreement or this Revolving Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Bank (or if such consideration shall have been paid in full, such excess refunded to the Borrower by the Bank). All sums paid, or agreed to be paid, to the Bank for the use, forbearance and detention of the indebtedness of the Borrower by the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform during the full term thereof.

     To the extent permitted by applicable law and except as provided in the Agreement, the Borrower, for itself and its legal representatives, predecessors, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and further agrees that the Bank may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Revolving Note, and may extend the time for payment or (with the consent of Borrower) otherwise modify the terms of payment for any part or the whole of the indebtedness evidenced hereby.

     This Revolving Note may be prepaid in whole or in part only as provided in the Agreement. Upon or at any time after the occurrence or existence of a Default, the Bank shall be entitled, at its option, to accelerate the then outstanding indebtedness hereunder and take such other action as provided for in the Agreement.

     THIS REVOLVING NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOAN REFERENCED HEREIN IS TO BE FUNDED AND REPAID AT, AND THIS REVOLVING NOTE IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS, AND THIS REVOLVING NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (i) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (ii) WHERE ANY OTHER INSTRUMENT IS EXECUTED OR DELIVERED; (iii) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH INSTRUMENT IS MADE OR

REQUIRED TO BE MADE; (iv) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH INSTRUMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (v) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (vi) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (vii) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (viii) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER RECOGNIZES THAT THE BANK'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS, AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE BORROWER IRREVOCABLY (a) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE REVOLVING NOTE AND/OR THE LOAN EVIDENCED HEREBY MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK'S OPTION; (b) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (c) WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (d) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. THE BORROWER WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed as of the date first above written.


                                            PrivateBancorp, Inc.


                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________

                                   EXHIBIT B

                         PLEDGE AND SECURITY AGREEMENT

     THIS PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement"), dated as of February 11, 2000, is made by PrivateBancorp, Inc., a Delaware corporation (the "Pledgor"), for the benefit of LaSalle Bank National Association, a national banking association with its main office located in Chicago, Illinois (the "Bank").

                                    RECITALS

     A. The Pledgor desires to borrow from the Bank, and the Bank has agreed to loan to the Pledgor, the principal sum of Eighteen Million Dollars ($18,000,000), all in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth in that certain Loan Agreement dated as of February 11, 2000, between the Bank and the Pledgor (including any and all modifications, amendments or renewals, the "Loan Agreement").

     B. The Pledgor owns Eighty-Eight Thousand Four Hundred Fifty (88,450) shares of the common stock, $20.00 par value per share of PrivateBank and Trust Company, an Illinois state bank with its main office located in Chicago, Illinois ("PrivateBank"), which represents 100% of outstanding capital stock of the Private Bank (the "PrivateBank Shares").

     C. Upon the completion of the formation of The PrivateBank of St. Louis, a federal savings bank with its main office to be located in St. Louis, Missouri ("PrivateBank St. Louis"), the Borrower will own Forty Thousand (40,000) shares of the common stock, $100.00 par value per share of PrivateBank St. Louis, which will represent 100% of the outstanding capital stock of PrivateBank St. Louis (the "PrivateBank St. Louis Shares").

     D. The Pledgor has agreed to provide security for its indebtedness under the Loan Agreement in accordance with the terms of this Pledge Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, in order to induce the Bank to advance funds to the Pledgor as described in the Loan Agreement, and in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.   Grant of Security Interest.  To secure the Obligations (as
                  --------------------------
defined below) and subject to the immediately following sentence, the Pledgor hereby pledges and grants to the Bank a security interest in and hereby transfers and delivers to the Bank the following property and documents, provided, however, that with respect to all such documents or property related to PrivateBank St. Louis, the Pledgor agrees to transfer and make delivery of such documents and property promptly upon the completion of the formation of PrivateBank

St. Louis: (a) the PrivateBank Shares and the PrivateBank St. Louis Shares; (b) any and all PrivateBank Shares and PrivateBank St. Louis Shares the Pledgor subsequently acquires, directly or indirectly; (c) any and all other shares of capital stock hereinafter issued by either or both of PrivateBank or PrivateBank St. Louis, whether now or hereafter in the possession of the Pledgor or the Bank, including all substitutions of, and additions to, such stock; (d) certificates representing the shares of capital stock described in (a), (b) and
(c) above; (e) duly executed and undated, irrevocable stock powers for the capital stock described in (a), (b) and (c) above, in form and content satisfactory to the Bank, and all requisite federal and state stock transfer tax stamps, if any (the items described in (a), (b) and (c) above may collectively be referred to as the "Pledged Stock"); (f) all income and profits thereof, all distributions thereon, all other proceeds thereof and all rights, benefits and privileges pertaining to or arising from the Pledged Stock; and (g) such other collateral that may be provided after the date hereof to secure the Obligations. All property at any time pledged with the Bank hereunder or in which the Bank is granted a security interest hereunder (whether described herein or not), and subject to the provisions of Section 3 below, all income therefrom and proceeds thereof, may be referred to collectively as the "Pledged Security."

     Section 2.   Obligations.  The obligations secured by this Pledge Agreement
                  -----------
are the following (referred to collectively as the "Obligations"):

          (a) all obligations and agreements of the Pledgor contained in (including, but not limited to, the payment of all indebtedness of the Pledgor in respect of) the Loan Agreement;

          (b) all principal, interest and other amounts due to the Bank under that certain Revolving Note of even date herewith in the principal amount of Eighteen Million Dollars ($18,000,000) from the Pledgor to the Bank and including any and all modifications, extensions, renewals or refinancings thereof (the "Note");

          (c) all sums advanced by, or on behalf of, the Bank in connection with, or relating to, the Loan Agreement, the Note or the Pledged Security including, but not limited to, any and all sums advanced to preserve the Pledged Security, or to perfect the Bank's security interest in the Pledged Security;

          (d) in the event of any proceeding to enforce the satisfaction of the Obligations, or any of them, or to preserve and protect its rights under the Loan Agreement, the Note, this Pledge Agreement or any other agreement, document or instrument relating to the transactions contemplated in the Loan Agreement, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Security, or of any exercise by the Bank of its rights, together with reasonable attorneys' fees, expenses and court costs; and

          (e) any indebtedness, obligation or liability of the Pledgor to the Bank, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, however created or arising and however evidenced.

     Section 3.   Additional Terms.  (a) The Pledgor agrees that the Bank shall
                  ----------------
have full and irrevocable right, power and authority, to collect, withdraw or receipt for all amounts due or to become due and payable upon, in connection with, or relating to, the Pledged Security, to execute any withdrawal receipts respecting the Pledged Security and to endorse the name of the Pledgor on any or all documents, instruments or commercial paper given in payment thereof, and at the Bank's discretion to take any other action, including, but not limited to, the transfer of any Pledged Security into the Bank's own name or the name of any nominee for the Bank, which the Bank may reasonably deem necessary or appropriate to preserve or protect the Bank's interest in any of the Pledged Security.

          (b) Unless a Default (as defined below) shall have occurred, the Pledgor shall be entitled to vote any and all shares of the Pledged Stock and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast, no consent, waiver or ratification shall be given and no action shall be taken by the Pledgor which would violate or be inconsistent with any of the terms of the Loan Agreement, the Note or this Pledge Agreement, or which would have the effect of impairing the position or interests of the Pledgor or any holder of the Note. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease upon the occurrence of a Default.

          (c) Unless a Default shall have occurred, all dividends and other distributions payable in respect of the Pledged Security shall be paid to the Pledgor. Upon the occurrence of a Default, all such dividends and other distributions and payments shall be paid to the Bank. After a Default shall have occurred, all such amounts paid in respect of the Pledged Security shall, until paid or delivered to the Bank, be held in trust for the benefit of the Bank as additional Pledged Security to secure the Obligations.

     Section 4.   Representations and Warranties.  The Pledgor further
                  ------------------------------
represents and warrants, as of the date hereof, that:

          (a) The Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Security, subject to no lien, claim, security interest or other encumbrance, except the security interest created by this Pledge Agreement or otherwise in favor of Bank, provided, however, that the Pledgor will be the legal, record and beneficial owner of, and have good and marketable title to, the PrivateBank St. Louis Shares upon the completion of the formation of PrivateBank St. Louis.

          (b) The Pledged Security is genuine and in all respects represents what it purports to be and all the shares of the Pledged Security have been duly and validly issued, and are fully paid and non-assessable.

          (c) The pledge, assignment and delivery of the Pledged Security pursuant to this Pledge Agreement creates a valid perfected security interest in the Pledged Security, and the proceeds thereof, subject to no prior lien, claim, security interest or other encumbrance or to any agreement purporting to grant to any third party a security interest in the assets of the Pledgor which would include any of the Pledged Security (except as may exist in favor of the Bank).

          (d) The Pledgor has full right, power and authority to enter into, to execute and to deliver this Pledge Agreement and this Pledge Agreement is binding upon, and enforceable against the Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and general principles of equity.

          (e) None of the Pledged Stock constitutes margin stock, as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System.

     Section 5.   Covenants.  The Pledgor further agrees that:
                  ---------

          (a) Without the prior written consent of the Bank, the Pledgor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Security, nor will it create, incur or permit to exist any lien, claim, security interest or other encumbrance with respect to any of the Pledged Security, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Pledge Agreement.

          (b) The Pledgor will at all times defend the Bank's right, title and security interest in and to the Pledged Security and the proceeds thereof against any and all claims and demands of any person adverse to the claims of the Bank.

          (c) The Pledgor will take such action and execute such documents as the Bank may from time to time request relating to the Pledged Security or the proceeds thereof, including, but not limited to, the filing of UCC-1 financing statements, in form reasonably satisfactory to the Bank and its counsel, with the Secretaries of State of Illinois and Missouri in favor of the Bank with respect to the Pledged Security and the proceeds thereof.

          (d) The Pledgor shall pay any fees, assessments, charges or taxes arising with respect to the Pledged Security. In case of failure by the Pledgor to pay any such fees, assessments, charges or taxes, the Bank shall have the right, but shall not be obligated, to pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by the Pledgor to the Bank immediately upon demand together with interest at the applicable rate set forth in the Note from the date of disbursement by the Bank to the date of payment by the Pledgor.

     Section 6.   Default.  The Pledgor shall be in default under this Pledge
                  -------
Agreement upon the occurrence of any one or more of the following events or conditions (each a "Default"):

          (a) any "Default" under the terms of and as defined in the Loan Agreement;

          (b) nonpayment of any of the Obligations when due, whether by acceleration or otherwise; and

          (c) the claim or creation of any lien, claim, security interest or other encumbrance upon any of the Pledged Security or the making of any levy, judicial seizure, or attachment thereof or thereon which is not contested in good faith by appropriate legal or other action by Pledgor in a manner diligently pursued and any action or failure to act does not indicate its approval of, or consent to, or acquiescence of, such lien, claim, levy, judicial seizure or attachment

     Section 7.   Rights of Parties upon Default. (a) In the event of the
                  ------------------------------
occurrence of a Default, in addition to all the rights, powers and remedies the Bank shall be entitled to exercise, whether vested in the Bank by the terms of this Pledge Agreement, the Loan Agreement or the Note, or by law, equity or statute (including, but not limited to, Article 9 of the Illinois Uniform Commercial Code) or otherwise, for the protection and enforcement of its rights in respect of the Pledged Security, the Bank may be entitled to, without limitation (but is under no obligation to the Pledgor so to do):

                  (i) transfer all or any part of the Pledged Security into the Bank's name or the name of its nominee or nominees;

                  (ii) after first obtaining all necessary regulatory approvals, vote all or any part of the Pledged Security (whether or not transferred into the name of the Bank or any nominee) and give all consents, waivers and ratifications in respect of the Pledged Security and otherwise act with respect thereto as though it were the outright owner thereof;

                  (iii) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Security, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk and for such price or prices and on such terms as the Bank in its absolute discretion may determine, provided that unless, in the sole discretion of the Bank, any of the Pledged Security threatens to decline in value or is or becomes a type sold on a recognized market, the Bank will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor in accordance with the notice requirements set forth in the Loan Agreement, at least ten days before the time of the sale or disposition. Any sale of any of the Pledged Security conducted in conformity with customary practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Security shall be deemed to be commercially reasonable. Any remaining Pledged Security shall remain subject to the terms of this Pledge Agreement; and

                  (iv) collect any and all money due or to become due and enforce in the Pledgor's name all rights with respect to the Pledged Security.

          (b) Unless prohibited by law, Pledgor agrees to give the Bank, any prospective purchaser (pursuant to Section 6(a)(iii) above) of the Pledged Security and their respective representatives, full access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) relating to or concerning the Pledgor.

     Section 8.   Remedies Cumulative.  Each right, power and remedy of the
                  -------------------
Bank provided in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of all such other rights, powers or remedies, and no failure or delay on the part of the Bank to exercise any such right, power or remedy shall operate as a waiver thereof.

     Section 9.   Waiver of Defenses.  No renewal or extension of the time of
                  ------------------
payment of the Obligations; no release or surrender of, or failure to perfect or enforce, any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser or guarantor); no delay in enforcement of payment of the Obligations; and no delay or omission in exercising any right or power with respect to the Obligations or any security agreement securing the Obligations shall affect the rights of the Bank in the Pledged Security.

     Section 10.  Other Waivers.  Waiver by the Bank of any Default hereunder,
                  -------------
or of any breach of the provisions of this Pledge Agreement by the Pledgor, or any right of the Bank hereunder, shall not constitute a waiver of any other Default or breach or right, nor the same Default or breach or right on a future occasion.

     Section 11.  Severability.  Whenever possible, each provision of this
                  ------------
Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     Section 12.  Pledgor's Obligations Absolute.  The obligations of the
                  ------------------------------
Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any circumstance whatsoever, including without limitation: (a) any amendment or modification of the Note, the Loan Agreement or any document or instrument provided for herein or therein or related thereto, or any assignment, transfer or other disposition of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such document or instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such document or instrument or this Pledge Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Pledgor or any of its properties or creditors; or (d) any limitation on the Pledgor's liabilities or obligations under any such instrument or any invalidity or unenforceability, in whole or in part of any such document or instrument or any term thereof; whether or not the Pledgor shall have notice or knowledge of the foregoing.

     Section 13.  Termination.  This Pledge Agreement shall terminate upon the
                  -----------
receipt by the Bank of evidence satisfactory to the Bank in the Bank's sole and absolute discretion of the payment in full of the Obligations. At the time of such termination, the Bank, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement and any necessary documents to release any UCC-1 financing statements filed in connection with the Pledged Security, and will duly assign, transfer and deliver to the Pledgor such of the

Pledged Security as has not yet theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

     Section 14.  Further Assurances.  The Pledgor, at its expense, will duly
                  ------------------
execute, acknowledge and deliver all such instruments and take all such action as the Bank from time to time may reasonably request in order further to effectuate the purposes of this Pledge Agreement and to carry out the terms hereof. The Pledgor, at its expense, will at all times cause this Pledge Agreement (or a proper notice or statement, in respect hereof) to be duly recorded, published and filed and rerecorded, republished and refiled in such manner and in such places, if any, and will pay or cause to be paid all such recording, filing and other taxes, fees and charges, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect, preserve and protect the rights and security interests of the Bank hereunder.

     Section 15.  Notices.  All communications provided for or related hereto
                  -------
shall be given in accordance with the notice requirements of the Loan Agreement.

     Section 16.  Amendments.  Any term of this Pledge Agreement may be amended
                  ----------
only with the written consent of the Pledgor and the Bank. Any amendment effected in accordance with this Section shall be binding upon each holder of the Note at the time outstanding, each future holder of the Note and the Pledgor.

     Section 17.  Assigns.  This Pledge Agreement and all rights and liabilities
                  -------
hereunder and in and to any and all Pledged Security shall inure to the benefit of the Bank and its successors and assigns, and shall be binding on the Pledgor and the Pledgor's successors and assigns; provided, however, the Pledgor may not assign its rights or liabilities hereunder or to any of the Pledged Security without the written consent of the Bank.

     Section 18.  Miscellaneous.  This Pledge Agreement embodies the entire
                  -------------
agreement and understanding between the Bank and the Pledgor and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Pledge Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Capitalized terms contained herein and otherwise undefined shall have the meanings given them in the Loan Agreement.

     Section 19.  Governing Law.  THIS PLEDGE AGREEMENT HAS BEEN NEGOTIATED,
                  -------------
EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOANS REFERENCED HEREIN ARE TO BE FUNDED AND REPAID AT, AND THIS PLEDGE AGREEMENT IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS PLEDGE AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (I) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (II) WHERE ANY OTHER AGREEMENT IS EXECUTED OR DELIVERED; (III) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH AGREEMENT IS MADE OR REQUIRED TO BE MADE; (IV) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH AGREEMENT OCCURS, OR ANY

CAUSE OF ACTION OTHERWISE ACCRUES; (V) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (VI) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (VII) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (VIII) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, PLEDGOR RECOGNIZES THAT THE BANK'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS AND THAT THE BANK MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST PLEDGOR IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, PLEDGOR IRREVOCABLY (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE PLEDGE AGREEMENT AND/OR THE LOANS REFERENCED HEREIN MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE BANK'S OPTION; (B) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (C) WAIVES ANY OBJECTION WHICH PLEDGOR MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (D) AGREES TO JOIN THE BANK IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE BANK. PLEDGOR WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.



                     [THIS SPACE LEFT INTENTIONALLY BLANK]

          The Pledgor acknowledges that this Pledge Agreement is and shall be effective upon execution by the Pledgor and delivery to and acceptance hereof by the Bank, and it shall not be necessary for the Bank to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Pledgor.

PRIVATEBANCORP, INC.                          LASALLE BANK NATIONAL ASSOCIATION

By:_______________________________            By:____________________________
   Name: _________________________               Name:_______________________
   Title:_________________________               Title:______________________

                                   EXHIBIT C

                        COLLATERAL SAFEKEEPING AGREEMENT

     THIS COLLATERAL SAFEKEEPING AGREEMENT (this "Agreement"), dated as of February 11, 2000, is entered into by PrivateBancorp, Inc., a Delaware corporation (the "Borrower"), and LaSalle Bank National Association, a national banking association with its main office located in Chicago, Illinois (the "Bank"), and European American Bank, a New York state banking corporation (the "Custodian").

     A. The Bank and the Borrower have previously entered into that certain Loan Agreement dated as of February 11, 2000 (the "Loan Agreement"), and a related Pledge and Security Agreement dated as of February 11, 2000 (the "Pledge Agreement"), in connection with a revolving credit in the amount of $18,000,000 (collectively, and as the same are extended, modified or reviewed, the "Loan");

     B. The Loan is secured by, among other things, Eighty-Eight Thousand Four Hundred Fifty (88,450) shares of the common stock, $20.00 par value per share of PrivateBank and Trust Company, an Illinois state bank with its main office located in Chicago, Illinois, and a wholly-owned subsidiary of the Borrower (the "PrivateBank Shares").

     C. Upon the completion of the formation of The PrivateBank, a federal savings bank with its main office to be located in St. Louis, Missouri ("PrivateBank St. Louis"), the Borrower has further agreed to secure the Loan with Forty Thousand (40,000) shares of the common stock, $100.00 par value per share of PrivateBank St. Louis, which will represent 100% of the outstanding capital stock of PrivateBank St. Louis (the "PrivateBank St. Louis Shares").

     D. The Borrower has requested the aforesaid collateral shares of stock be held by the Custodian, and the Bank has agreed to such request, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

     1.   Collateral Shares.  (a) As security for the payment of the obligations
          -----------------
of the Borrower to the Bank, whether now or hereafter existing and howsoever evidenced, or any extension or renewal thereof, including, without limitation, all obligations under the Loan Agreement, the related Revolving Note dated as of February 11, 2000, and the Pledge Agreement (collectively, the "Obligations"), the Borrower has previously pledged and assigned to the Bank under the Loan Agreement and the Pledge Agreement, as the same may be amended from time to time, among other things, the PrivateBank Shares and the PrivateBank St. Louis Shares and the Pledged Security, as defined in the Pledge Agreement (collectively with all income and profits thereof, all distributions thereon, all other proceeds thereof and all rights, benefits and privileges pertaining or arising thereunder, the "Collateral Shares"); and

          (b) The Collateral Shares are concurrently herewith being delivered to the Custodian for safekeeping.

     2.   Collateral Shares.  Until the Custodian shall receive written notice
          -----------------
from the Bank that all of the Obligations have been fully paid and satisfied, the parties hereto agree as follows:

          (a) The Custodian is hereby appointed as agent for the Bank, as secured party, and the Custodian shall hold and retain possession of the Collateral Shares for the Bank as security for the payment of the Obligations;

          (b) The Borrower shall be unable to withdraw any of the Collateral Shares without the Bank's prior written consent;

          (c) The Custodian shall deliver all or any part of the Collateral Shares to the Bank upon its request at any time; and

          (d) The Bank's receipt for any of the Collateral Shares so delivered by the Custodian shall be a full and complete receipt and acquittance to the Custodian as fiduciary for the Collateral Shares.

     3.   Acceptance.  The Custodian hereby acknowledges that the Collateral
          ----------
Shares have been pledged as Collateral for the Obligations, and the Custodian hereby accepts appointment as agent for the Bank, as secured party, and agrees to act in accordance with the terms and provisions hereof. Until the termination of this Agreement, the Custodian agrees that it shall not have or assert, and waives any right, whether created by contract, statute or otherwise, to assert any right of offset against or lien or interest in any of the Collateral Shares. The Collateral Shares have been coded as assigned in the records of the Custodian, and none of the Collateral Shares will be released by the Custodian without the prior written consent of the Bank.

     4.  Indemnity; Assumption of Risk.  (a) To the fullest extent permitted by
         -----------------------------
law, the Borrower shall defend, indemnify and hold harmless each of the Bank and the Custodian, and their respective officers, directors, agents, employees, members and affiliated companies (collectively, the "Indemnitees"), from and against all claims, judgments, damages, losses, penalties, liabilities, costs and expenses of investigation and defense of any claim and of any good faith settlement of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and expenses, any of which are incurred at any time as a result of, or in connection with, the entering into of this Agreement or the transactions contemplated thereby.

          (b) The Borrower and the Borrower's counsel have requested that the Bank and the Custodian enter into this Agreement. None of the Indemnitees shall be liable for any expense, cost, loss or damage of any kind or nature resulting or sustained by the Borrower as a result of the entering into of this Agreement, including, without limitation, any franchise or other taxes payable as a result thereof, and the Borrower expressly assumes all risk of loss or damage by entering into this Agreement. Notwithstanding anything herein to the contrary, the Custodian shall remain liable for the actual losses incurred by the Borrower for the Custodian's failure to return the Collateral Shares to the Bank within a reasonable period of time following receipt of a proper request to do so from the Bank, unless the Custodian is prohibited or restrained from delivering the Collateral Shares by virtue of any judicial order, decree or other legal process.

     IN WITNESS WHEREOF, this Agreement has been signed as of the date first above appearing.

ATTEST:                                        LASALLE BANK NATIONAL ASSOCIATION

By: ____________________________               By:____________________________
    Name: ______________________                   Name: _____________________
    Title:______________________                   Title:_____________________


ATTEST:                                        PRIVATEBANCORP, INC.

By:____________________________                By:____________________________
    Name: _____________________                    Name: _____________________
    Title:_____________________                    Title:_____________________


ATTEST:                                        EUROPEAN AMERICAN BANK

By:____________________________                By:____________________________
    Name: _____________________                    Name: _____________________
    Title:_____________________                    Title:_____________________